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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Mail.com, Inc. on Form S-3 of our report dated February 15, 2000 relating to the financial statements of NetMoves Corporation (formerly FaxSav Incorporated) incorporated in this Registration Statement by reference to Mail.com's Amendment to Current Report on Form 8-K/A, dated April 24, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
September 15, 2000